UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 12, 2018

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On December 12, 2018, Roland Hinz, a member of the Board of Directors (“Board”) of Salem Media Group, Inc. (the “Company”), notified the Company of his immediate desire to retire from the Board and the Company’s Nominating and Corporate Governance Committee and Compensation Committee. Mr. Hinz’s decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Hinz has served as a director of the Company since September 1997.

After giving effect to Mr. Hinz’s resignation, the Board no longer is composed of a majority of independent directors as required by NASDAQ Marketplace Rule 5605(b)(1). The Company informed NASDAQ of the foregoing and received on December 13, 2018 a notice from NASDAQ regarding its non-compliance with this rule. The NASDAQ notice stated that the NASDAQ Marketplace Rules have a cure period for the majority independent board requirement, which gives the Company until the earlier of the Company’s next annual meeting of shareholders or December 12, 2019 to regain compliance. The Company intends to regain compliance with these rules at its next annual meeting of shareholders scheduled for May 2019.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) The information regarding Mr. Hinz’s resignation contained in Item 3.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: December 18, 2018	By: /s/Christopher J. Henderson
Christopher J. Henderson
Executive Vice President, General Counsel and Secretary